EXHIBIT 5.1

                               OPINION ON LEGALITY

Tom Sawyer
Attorney at Law
316 Main Street
Suite L
Humble, Texas  77338
Phone:  (281) 446-7122

December 12, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

TS&B Holdings, Inc.
Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to TS&B Holdings, Inc., a Utah corporation (the
"Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration
Statement") under the Securities Act of 1933, as amended. The Registration
Statement relates to the registration of 500,000 shares ("Shares") of the
Company's common stock, par value $.001 per share ("Common Stock"), which may be issued to Mark Width pursuant to his respective Technology Services Contract
(the "Technology Services Contract") dated December 12, 2001.

We have examined the Technology Services Contract and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents, as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Utah.

We hereby consent to the use of this opinion as an exhibit.

This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/ Tom Sawyer
Attorney at Law